Securities and Exchange Commission

                           Washington, DC  20549

                                Form 8 - K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - July 26, 1994

             Sterling Financial Corporation
(Exact name of registrant as specified in its charter)


  Pennsylvania                        0-16276              23-2449551
(State or other jurisdiction (Commission File Number)  (IRS Employer
   of incorporation)                                 Identification No.)

525 Greenfield Road, PO Box 10608, Lancaster, Pennsylvania  17605-0608
 (Address of principal executive offices)                   (Zip Code)


Registrant's Telephone number, including area code - (717) 295-7551


                          N/A
(Former name or former address, if changed since last report)

ITEM 5 - OTHER EVENTS

     On July 26, 1994, Sterling Financial Corporation declared a two-for-one stock split effected in the form of a 100% stock dividend payable September 1, 1994, to stockholders of record on August 15, 1994. Par value will remain at $5.00 per share as a result of a transfer from the Capital Surplus account to the Common Stock account for the par value of the distribution.
                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  Sterling Financial Corporation

                                  By: John E. Stefan
                                  Chairman of the Board,
                                  President and Chief Executive Officer



DATE: August 3, 1994